Century Aluminum Company Announces Extension of Exchange Offer and Consent Solicitation Related to its 7.5% Senior Notes due 2014

Monterey, CA, December 3, 2009 — Century Aluminum Company (the “Company”) (NASDAQ: CENX) today announced an extension of the exchange offer and consent solicitation relating to its 7.5% Senior Notes due 2014, CUSIP No. 156431AH1 (the “2014 Notes”), made pursuant to its Offering Circular and Consent Solicitation Statement dated October 28, 2009, as amended (the “Offering Circular and Consent Solicitation Statement”).

The exchange offer and consent solicitation is being amended to extend the expiration time from 11:59 p.m., New York City time, on Thursday, December 3, 2009, to 11:59 p.m., New York City time, on Monday, December 7, 2009, to allow time to complete the qualification of the indenture for the 8% Senior Secured Notes due 2014 (the “Exchange Notes”) under the Trust Indenture Act.

The Company has been advised by the information and exchange agent for the exchange offer and consent solicitation that, as of 5:00 p.m., New York City time, on December 3, 2009, the aggregate principal amount of 2014 Notes that had been validly tendered (and not validly withdrawn) and for which related consents had been validly delivered (and not validly revoked) was approximately $243 million.

The Company commenced an offer to exchange $250 million in aggregate principal amount outstanding 2014 Notes properly tendered (and not validly withdrawn) for up to $252.5 million of its Exchange Notes to be issued at the closing of the exchange offer, including Exchange Notes to be issued as payment for consents for amendments to the indenture governing the 2014 Notes to eliminate most restrictive covenants and modify certain events of default.

Additional copies of the Offering Circular and Consent Solicitation Statement may be obtained by contacting the information and exchange agent, Globic Advisors, Inc., at (212) 227-9699.

This press release does not constitute an offer to exchange or a solicitation of consents relating to the 2014 Notes or any other securities of the Company. The exchange offer and consent solicitation were made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 3(a)(9) of the Securities Act. The Company has not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the offer of Exchange Notes in the exchange offer and consent solicitation related to the 2014 Notes described above.

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Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Monterey, California.

Cautionary Statement
This press release may contain “forward-looking statements” within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager - Corporate Finance, NBI hf.
Steingrimur Helgason, Director - Corporate Finance, NBI hf.

Contacts:
Media
Mike Dildine
831-642-9364

Investors
Shelly Lair
831-642-9357